SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                         CAVION TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)

             COLORADO                             84-1472763
     (State of incorporation)                   (IRS Employer
         or organization)                    Identification No.)

7475 DAKIN ST., SUITE 607, DENVER, CO               80221
(Address of principal executive offices)          (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: No. 333-80421

     Securities to be registered pursuant to Section 12(b) of the Act:
NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                  Class A Common Stock, $.0001 par value
                  --------------------------------------
                             (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description Of Registrant's Securities To Be Registered

     Cavion Technologies, Inc. (the "Registrant") is registering its Class A Common Stock, $.0001 par value per share ("Common Stock"). Information concerning the Common Stock is included under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 as originally filed with the Securities and Exchange Commission on June 10, 1999, and as amended from time to time thereafter (Registration No. 333-80421), which Registration Statement is incorporated herein by reference.

Item 2.   Exhibits

     The following exhibits, except for Exhibits 4.6 and 4.7 which are filed herewith, are incorporated herein by reference to the Company's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on June 10, 1999, as amended (Registration No. 333-80421)

3.1a Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on February 1, 1999

3.1b Articles of Amendment to the Amended and Restated Articles of Incorporation setting forth Statement of Designation of Series and Determination of Rights and Preferences of convertible preferred stock Series A

3.2 Amended and Restated Bylaws of the Company as adopted by its Board of Directors on March 22, 1999

4.1       Specimen Certificate for $.0001 par value Class A common stock

4.2       Specimen Certificate for $.0001 par value Class B common stock

4.3 Specimen Certificate for $.0001 par value Series A preferred stock

4.4 Form of Subscription Agreement in the offering of Series A preferred stock

4.5       Form of Preferred Stock Warrant issued to Neidiger, Tucker,
          Bruner, Inc.

4.6 Form of Subscription Agreement in the 1999 offering of Promissory Notes and Warrants

4.7       Form of Warrant in the 1999 offering


                                 SIGNATURE
                                 ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CAVION TECHNOLOGIES, INC.
                                   -------------------------
                                   (Registrant)



Date: August 14, 1999              By:/s/David J. Selina
                                      David J. Selina, President

                               EXHIBIT INDEX

Exhibit
   No.    Description                   Method of Filing
-------   -----------                   ----------------

4.6       Form of Subscription Agreement
          in the 1999 offering of Promissory
          Notes and Warrants            Filed herewith electronically

4.7       Form of Warrant in the 1999
          offering                      Filed herewith electronically